UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 24, 2010

CORNERSTONE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-30497	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Georgia Avenue, Chattanooga, Tennessee 37402

(Address of principal executive offices)           (zip code)

(423) 385-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On June 24, 2010, Cornerstone Bancshares, Inc. (the “Company”) filed Articles of Amendment with the Secretary of State for the State of Tennessee for the purpose of amending its Amended and Restated Charter to create Series A Convertible Preferred Stock (“Series A Preferred Stock”). The terms of the Series A Preferred Stock will prohibit the Company from declaring or paying any cash dividends on its common stock in the event the Company fails to declare and pay full cash dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock for a particular dividend period. The Company and its subsidiary may not, directly or indirectly, purchase, redeem or otherwise acquire for consideration its common stock. The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of the Company’s common stock or other junior stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by the Company or its subsidiary of record ownership in junior stock for the beneficial ownership of any other persons (other than the Company or its subsidiary), including as trustees or custodians; and (iii) the exchange or conversion of junior stock for or into other junior stock solely to the extent required pursuant to binding contractual agreements entered into prior to the original date the Series A Preferred Stock is issued or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock. The Series A Preferred Stock ranks senior to the common stock with respect to dividend and liquidation rights. The restrictions are more fully set forth in the Articles of Amendment referenced in Item 5.03 below.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 3.03 above, on June 24, 2010, the Company filed Articles of Amendment with the Secretary of State for the State of Tennessee for the purpose of amending its Amended and Restated Charter to create the Series A Preferred Stock. The Series A Preferred Stock has a 10.00% cumulative dividend, may be redeemed, subject to prior approval by the Federal Reserve, at the election of the Company at any time after July 31, 2015, and has a liquidation preference of $25.00 per share plus accumulated and unpaid dividends. The Series A Preferred Stock is convertible at the option of the holder at any time, and at the Company’s option at any time after July 31, 2015 under certain circumstances, into 5 shares of the Company’s common stock, subject to certain adjustments. This description of the Articles of Amendment is qualified in its entirety by reference to the Articles of Amendment, which are attached hereto as Exhibit 3.1 and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description

3.1	Articles of Amendment to the Amended and Restated Charter, as amended, of Cornerstone Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE BANCSHARES, INC.

Date: June 29, 2010	By:	/s/ Nathaniel F. Hughes
Nathaniel F. Hughes
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Articles of Amendment to the Amended and Restated Charter, as amended, of Cornerstone Bancshares, Inc.